EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Joe Loeppky, of Search by Headlines.com Corp. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the quarterly report on Form 10-QSB of Search by Headlines.com Corp. for the three month period ended April 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Search by Headlines.com Corp.

Date: June 13, 2007

/s/ Joe Leoppky
Joe Loeppky
President, Secretary and Treasurer
(Principal Executive Officer, Acting Principal Financial
Officer and Acting Principal Accounting Officer)